Exhibit 10.49

AMENDMENT TO

TOWER AUTOMOTIVE MANAGEMENT, LLC

UNIT SALE AND PURCHASE AGREEMENT —MGT4VALUE, LLC

This Amendment to Unit Sale and Purchase Agreement (this “Amendment”) is made and entered into as of the 26 day of March, 2010 by and between Tower Automotive Management, LLC, a Delaware limited liability company (“Management LLC”), and MGT4VALUE, LLC (the “Participant”). Except as otherwise defined herein, defined terms used in this Amendment shall have the meanings ascribed to them in the Tower Automotive Management, LLC 2007 Management Incentive Plan (as amended from time to time, the “Plan”) and the Limited Liability Company Agreement of Management LLC (the “Management LLC Operating Agreement”). In the event of a conflict between the Plan and the Management LLC Operating Agreement, the terms of the Management LLC Operating Agreement shall control. The provisions of the Management LLC Operating Agreement are incorporated into the Plan, and this Amendment is subject to the terms and conditions of the Plan and the Management LLC Operating Agreement.

RECITALS

WHEREAS, Participant previously purchased Management Units in Management LLC pursuant to a Unit Sale and Purchase Agreement dated as of December 17, 2007 (the “Agreement”); and

WHEREAS, in accordance with the Plan, Tower Automotive Operations USA I, LLC, as the Manager of Management LLC, desires to amend the vesting provisions applicable to Participant’s Acquired Units.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Amendment to Section 2 “Vesting”. Section 2 is amended as follows:

1.1. Subsection 2(a)(i) is hereby deleted in its entirety and replaced with the following:

“(a) Time-Based Vesting. The Acquired Units shall be “Time-Based Units.” Thirty-seven and one-half (37.5) Acquired Units vested on July 31, 2008 (the “First Vesting Date”). An additional thirty-seven and one-half (37.5) Acquired Units vested on July 31, 2009, the first anniversary of the First Vesting Date. The remaining seventy-five (75) Acquired Units shall vest as follows: Thirty-seventy and one-half (37.5) Acquired Units shall vest on January 1, 2011 and thirty-seventy and one-half (37.5) Acquired Units shall vest on January 1, 2012, provided the Participant has not incurred a Termination of Service prior to each such date.

Notwithstanding the foregoing, immediately prior to a “Liquidation Event” (as such term is defined in the Plan) that occurs on or after the First Vesting Date, Time-Based Units that are not then vested shall become fully vested, provided the Participant has not incurred a Termination of Service prior to such Liquidation Event.”

1.2. Subsection 2(a)(ii) is hereby deleted in its entirety.

2. All references to “Performance-Based Units” in the Agreement are hereby deleted.

3. The definitions of “First Profit Goal” and the definition of “Second Profit Goal” are hereby deleted in their entirety.

4. Except as specifically amended hereby, the Agreement remains otherwise unmodified and in full force and effect.

5. Restructuring and IPO; Lock-Up. Participant understands that Tower Automotive, LLC (“Tower”) may convert into a corporation (the “IPO Entity”) and sell a portion of its shares in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (an “IPO”). Participant agrees that he shall take any action in respect of the Acquired Units, Management LLC and Tower reasonably requested by Tower or Management LLC in order to facilitate the consummation of the IPO, including without limitation entering into any lock-up agreement that the underwriter in the IPO requests Tower’s directors and officers to execute in connection with the IPO.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

7. Counterparts. This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

8. Entire Agreement. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

TOWER AUTOMOTIVE MANAGEMENT, LLC
BY ITS MANAGER, TOWER AUTOMOTIVE
OPERATIONS USA I, LLC

By:	/s/ Mark Malcolm
Mark Malcolm
President & CEO

Dated: March 26, 2010

MGT4VALUE, LLC

/s/ Larry Schwentor
Name:	Larry Schwentor
Title:	Chief Executive Officer

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES ACQUIRED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A LIMITED LIABILITY COMPANY AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND UNDER SUCH LIMITED LIABILITY COMPANY AGREEMENT.

TOWER AUTOMOTIVE MANAGEMENT, LLC

UNIT SALE AND PURCHASE AGREEMENT - MGT4VALUE, LLC

This Unit Sale and Purchase Agreement (the “Agreement”) is made and entered into as of the 17th day of December 2007 by and between Tower Automotive Management, LLC, a Delaware limited liability company (“Management LLC”), and MGT4VALUE, LLC (the “Participant”). Except as otherwise defined herein, defined terms used in this Agreement shall have the meanings ascribed to them in the Tower Automotive Management, LLC 2007 Management Incentive Plan (as amended from time to time, the “Plan”) and the Limited Liability Company Agreement of Management LLC (the “Management LLC Operating Agreement”). In the event of a conflict between the Plan and the Management LLC Operating Agreement, the terms of the Management LLC Operating Agreement shall control. The provisions of the Management LLC Operating Agreement are incorporated into the Plan, and this Agreement is subject to the terms and conditions of the Plan and the Management LLC Operating Agreement.

RECITALS:

WHEREAS, Tower Automotive, LLC (“Tower LLC”) established Management LLC and the Plan as a means to make equity incentives to certain select executives and consultants of Tower LLC and its Affiliates; and

WHEREAS, Management LLC holds certain non-voting units of membership interest in Tower LLC; and

WHEREAS, Management LLC has offered the Participant the opportunity to purchase certain non-voting units of membership interest in Management LLC (the “Management Units”) pursuant to the Plan and on the terms and conditions set forth herein; and

WHEREAS, the Participant desires to purchase such Management Units on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Sale and Purchase. Subject to the terms and conditions of this Agreement, the Participant hereby agrees to purchase from Management LLC, and Management LLC hereby agrees to sell to the Participant one hundred and fifty (150) Management Units (the “Acquired Units”) for an aggregate purchase price of seventy-five thousand dollars ($75,000.00) (i.e., $500.00 per Management Unit) (hereinafter referred to as the “Per Unit Purchase Price”). The Management Units shall be subject to the vesting, forfeiture and transfer restrictions set forth herein, as well as the Participant’s execution of the Joinder Agreement to the Management LLC Operating Agreement set forth as Exhibit A hereto. The Participant shall submit good funds in an amount equal to the full amount of the purchase price, payable to “Tower Automotive Management, LLC” within two business days of the date hereof. The Management Units that are the subject of this sale and purchase shall not be issued unless and until such funds are received by Management LLC.

2. Vesting.

(a) Time and Performance-Based Vesting. Seventy-five (75) of the Acquired Units shall be “Time-Based Units” and seventy-five (75) of the Acquired Units shall be “Performance-Based Units”, and shall vest as follows:

(i) Time-Based Units. Thirty-seven and one-half (37.5) of the Time-Based Units (the “First Group of Time-Based Units”) that are the subject of this Agreement shall vest on July 31, 2008, and thirty-seven and one-half (37.5) of the Time-Based Units that are the subject of this Agreement shall vest on July 31, 2009 (each, an “Anniversary Date”), provided that the Participant has not incurred a Termination of Service prior to each such Anniversary Date (the “Time Based Awards”). Notwithstanding the foregoing, in the event that the Participant incurs a Termination of Service due to a Termination Without Cause (as defined in the Service Agreement) (x) on or prior to April 31, 2008, the First Group of Time-Based Units shall immediately vest upon such Termination of Service, but no further Time-Based Units shall vest; or (y) on or after May 1, 2008, then all of the Time-Based Units shall immediately vest upon such Termination of Service.

Notwithstanding the foregoing, immediately prior to a “Liquidation Event” (as such term is defined in the Plan), Time Based Units that are not then vested shall become fully vested, provided that the Participant has not incurred a Termination of Service prior to such Liquidation Event.

(ii) Performance-Based Units. Performance-Based Units that are the subject of this Agreement (the “Performance-Based Award”) shall vest upon certification by the Manager of Management LLC that the “Profit Goal” (as defined in Section 9 herein) has been achieved, provided that the Participant has not incurred a Termination of Service prior to such certification.

(b) Forfeiture. Except as set forth herein, if the Participant incurs a Termination of Service prior to the date or event upon which Time-Based Units and/or Performance-Based Units become vested, then each of such unvested Time-Based Units and/or Performance-Based Units shall no longer vest and shall be sold, assigned, transferred and conveyed by the Participant to Management LLC for a price equal to the lesser of (x) the Participant’s Per Unit Purchase Price, and (y) the Fair Market Value per Management Unit as of the date of such repurchase. Management LLC reserves the right, in the sole discretion of the Manager of Management LLC, to satisfy such purchase price by providing the Participant with an unsecured promissory note payable in installments over a period not to exceed five years with interest at the prevailing prime rate in effect at the time of such purchase.

3. Withholding. Upon lapse of the restrictions on Acquired Units, the Participant will remit to Management LLC, or to an Affiliate thereof designated by Management LLC, an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to Management LLC and its Affiliates with respect to such taxes, unless the Participant has provided Management LLC with evidence of a timely filed election under Section 83(b) of the Code.

4. Nontransferability of Award. The Acquired Units may not be transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant, except to the extent permitted by the Management LLC Operating Agreement and unless and to the extent that they become “Vested Units” (as defined in Section 9 herein); provided, however, that Acquired Units may be assigned in whole or in part to a trust established exclusively for the sole member of the Participant and/or one or more of such member’s family for estate planning purposes. The terms and conditions of this Agreement shall continue to apply to the Acquired Units so assigned.

5. Right of First Refusal. Prior to making any Transfer of a Vested Unit, the Participant shall give written notice (the “Sale Notice”) to Management LLC. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Vested Units to be Transferred and the terms and conditions of the proposed Transfer. The Participant shall not consummate any Transfer permitted by the Management LLC Operating Agreement, other than those transfers permitted under Section 7.02 of the Management LLC Operating Agreement, until 35 days after the Sale Notice has been given to Management LLC.

Management LLC may elect to purchase all (but not less than all) of the Participant’s Vested Units identified in the Sale Notice to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Participant within 20 days after the Sale Notice has been received by Management LLC. If Management LLC (acting for itself or, if applicable, its assignee) does not elect to purchase all of the Vested Units specified in the Sale Notice, the Participant may, during the 60-day period immediately following the expiration of such 20-day period, Transfer the Vested Units specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice. Any Vested Units not Transferred within such 60-day period shall be subject to the provisions of this Section 5 upon any subsequent Transfer. Management LLC (or its assignee) may pay the purchase price for such Vested Units by offsetting amounts outstanding under any bona fide debts owed by the Participant to Management LLC or any Affiliate.

The rights of Management LLC under this Section 5 may be assigned or transferred in whole or in part by Management LLC, without any consent or other action on the part of the Participant or any other party.

6. Right of Repurchase. In the event of the Participant’s Termination of Service, Management LLC (acting for itself or, if applicable, its assignee) shall have an option for a period commencing on the day following such Termination of Service and ending twelve (12) months thereafter to purchase all or any portion of the Participant’s Vested Units as of the date of the Participant’s Termination of Service. The purchase price of each Vested Unit for which Management LLC (or its assignee) exercises such option shall be equal to the Fair Market Value per Management Unit as of the date of such repurchase; provided, however, that if the Participant’s Termination of Service is for Cause, then the purchase price of each Vested Units for which Management LLC (or its assignee) exercises its option shall be equal to the lesser of (x) the Participant’s Per Unit Purchase Price, and (y) the Fair Market Value per Management Unit as of the date of such repurchase. Management LLC reserves the right, in the sole discretion of the Manager of Management LLC, to satisfy such purchase price by providing the Participant with an unsecured promissory note payable in installments over a period not to exceed five years with interest at the prevailing prime rate in effect at the time of such purchase.

7. Effect on Employment or Services. Nothing contained herein shall give the Participant any right to be retained in the employ or service of Tower USA or any of its Affiliates, affect the right of Tower USA or any of its Affiliates to discharge or discipline such Participant at any time, or affect any right of such Participant to terminate his employment at any time.

8. Participant Undertaking. The Participant hereby agrees to take whatever additional actions and execute whatever additional documents Management LLC may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan, this Agreement and the Management LLC Operating Agreement.

9. Certain Defined Terms. Unless otherwise provided by this Agreement, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

“Affiliate” means, with respect to any Person (as such term is defined in the Plan), any Person that controls, is controlled by or is under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise. For this purpose a “controlling interest” shall have the same meaning as provided under Treasury Regulation Section 1.414(c)-2(b)(2)(i), except that “at least 50%” shall be substituted for “at least 80%”.

“Cause” shall have the meaning assigned such term under the Service Agreement.

“Fair Market Value” shall mean the fair market value of a Management Unit, as determined in good faith by the Manager of Management LLC in its or his sole discretion;

“Profit Goal” shall mean the allocation to holders of “Preferred Units” under the Tower Automotive Operating Agreement of net cumulative profits (taking into account any losses) of at least one hundred seventy-five million dollars ($175,000,000); provided, however, that such Profit Goal shall be proportionately increased by any additional “Capital Contributions” under the Tower Automotive Operating Agreement made by holders of such Preferred Units. Notwithstanding anything contained herein to the contrary, the Manager may, in his or its sole discretion exercised reasonably, adjust or modify such Profit Goal in order to prevent the dilution or enlargement of the rights of the Participant (a) in the event of, or in anticipation of, any unusual or extraordinary corporate or business item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting Tower LLC or any of its Affiliates, or the financial statements of Tower LLC or any of its Affiliates, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Service Agreement” means the Service Agreement, dated as of August 1, 2007, between Tower Automotive, LLC and Participant.

“Termination of Service” shall occur on the date that the Participant is no longer engaged as a consultant by Tower LLC or any of its Affiliates; provided, however, that if Larry Schwentor continues to perform services for Tower LLC or any of its Affiliates (whether as a consultant, director or employee), a Termination of Service shall not occur until the date that Larry Schwentor ceases to be employed by, or to be in the service of, Tower LLC or any of its Affiliates.

“Tower Automotive Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Tower LLC, as the same may be amended from time to time.

“Tower USA” means Tower Automotive Operations USA I, LLC.

“Transfer” or “Transferred” shall mean any direct or indirect transfer, sale, gift, exchange, assignment, pledge or other disposition of Acquired Units, or the grant of any rights or interest with respect thereto.

“Vested Units” shall mean Time-Based Units and/or Performance-Based Units that have become vested pursuant to Section 2 hereof.

10. Modification of Rights. The rights of the Participant with respect to the Acquired Units are subject to modification and termination in certain events as provided in the Plan, this Agreement and the Management LLC Operating Agreement.

11. Representations and Warranties of the Participant. The Participant represents and warrants to Management LLC and its Affiliates as of the date hereof that:

(a) Organization, Power and Authority. The Participant, if not a natural person, is duly incorporated or formed, validly existing and in good standing in its jurisdiction of incorporation or formation. The Participant has full power and authority to enter into, deliver and perform this Agreement and the Joinder Agreement (together, the “Transaction Documents”) and has taken all action required to authorize the execution and delivery hereof and to consummate the transactions contemplated hereby, including the purchase of the Management Units, and, if the Participant is not a natural person, the person signing this Agreement on behalf of the Participant has been duly authorized to act on behalf of and to bind such party.

(b) Authorization of Agreements, Etc. The Transaction Documents have been duly executed and delivered by the Participant and constitute the valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally or by general equitable principles, and except insofar as the enforceability of any provision hereof would be restricted or void by reason of public policy.

(c) No Conflicts. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in an event of default under any material agreement or contract to which the Participant is a party or by which the Participant is bound, (ii) violate any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over such party or its business or any order, judgment or decree applicable to the Participant, (iii) require the Participant to obtain the consent of any governmental agency or entity or any other third party, other than such consents as have already been obtained, or (iv) if not a natural person, violate any provision of the Participant’s certificate of incorporation, certificate of limited partnership, certificate of formation or other formation or organizational instrument or document, as applicable, and by-laws, partnership agreement or operating agreement, as applicable.

(d) Investment Representations. The Participant represents and warrants to Management LLC that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act and is acquiring the Management Units for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Participant further represents that the Participant has knowledge and experience in business and financial matters and prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on The NASDAQ Stock Market and that the Participant understands that (i) the Management Units have not been registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or pursuant to Regulation D promulgated thereunder, (ii) the Management Units must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) Management LLC will make a notation on its transfer books to such effect.

(e) No Public Market. The Participant understands that there is no public market for the Management Units and that no market may develop. The Participant understands and acknowledges that Management LLC is under no obligation to register the Management Units under the Securities Act or any state securities or “blue sky” laws. The Participant acknowledges that at such time, if ever, as the Management Units are registered, sales of such securities will be subject to state securities laws, and that any sales must comply in all respects with all applicable state securities laws, including those of the state in which the Participant resides, which may require any securities sold in such state to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

(f) Access to Information. The Participant represents that the Participant has been furnished by Management LLC with all information regarding Management LLC which the Participant has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of Management LLC concerning the terms and conditions of this offering and has received any additional information which the Participant has requested. The Participant has relied solely upon the information provided by Management LLC in this Agreement in making the decision to invest in the Management Units. The Participant disclaims reliance on any other statements made or information provided by any person or entity in the course of the Participant’s consideration of the purchase of the Management Units.

(g) Risk. THE PARTICIPANT UNDERSTANDS THAT THIS INVESTMENT IN THIS LIMITED LIABILITY COMPANY IS ILLIQUID AND INVOLVES A HIGH DEGREE OF SPECULATIVE RISK. The Participant recognizes that the purchase of the Management Units involves a high degree of risk in that, among other things, (i) the business of Management LLC and Tower LLC is a very early stage business with a very limited operating history, (ii) an investment in Management LLC is highly speculative, (iii) the Participant may not be able to liquidate the Participant’s investment, and (iv) in the event of a disposition, the Participant could sustain the loss of the entire investment.

(h) Address. The Participant represents that the address of the Participant furnished on the signature page hereof is (i) the Participant’s principal business address if the Participant is not a natural person, or (ii) the Participant’s principal residence if the Participant is a natural person.

(i) Management LLC Operating Agreement. The Participant acknowledges and agrees that (i) the Management Units are subject to substantial restrictions on transfer and voting pursuant to the Management LLC Operating Agreement.

12. Representations and Warranties of Management LLC. Management LLC represents and warrants to the Participant as of the date hereof, that:

(a) It is duly formed, validly existing and in good standing or the equivalent thereof under the laws of the State of Delaware.

(b) It has taken all limited liability company action required to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. It has the limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c) This Agreement has been duly executed and delivered by it and is the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as such enforcement may be limited by or subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) The Acquired Units, when issued as contemplated by Section 1 herein, will be duly authorized, validly issued, fully paid and nonassessable, and issued free and clear of all encumbrances (other than applicable transfer restrictions pursuant to federal or state securities laws and encumbrances created by this Agreement, the Plan and/or the Management LLC Operating Agreement.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

14. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

15. Entire Agreement. The Plan, this Agreement and the Management LLC Operating Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

16. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid or overnight mail and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four (4) days after the date of mailing or one (1) day after overnight mail, as follows:

(a)	If to Management LLC or Tower USA:

Tower Automotive Operations USA I, LLC
27175 Haggerty Road
Novi, Michigan 48377
Attn: Manager

With copies to:

Cerberus Capital Management, L.P.
299 Park Avenue
New York, New York 10171
	Attention:	Dev Kapadia
	Telephone:	(212) 891-2100
	Facsimile:	(212) 891-1540

And

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
	Attention:	Robert G. Minion, Esq.
	Telephone:	(973) 597-2424
	Facsimile:	(973) 597-2425

(b)	If to the Participant:

MGT4VALUE, LLC
2811 Tall Timbers Drive
Milford, MI 48380
	Attention:	Larry Schwentor
	Telephone:	(248) 224-5929
	Facsimile:	(248) 684-2057

With a copy to:

Dean and Fulkerson, P.C.
Attention William Coon
801 West Big Beaver Rd
Troy, MI 48084
	Telephone	(248) 362-1300
	Facsimile	(248) 362-1358

17. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

18. Tax Aspects. Exhibit B hereto contains a brief summary of certain federal tax aspects that may be relevant to holders of Management Units and includes a Section 83(b) election form. By signing this Agreement, the Participant represents that the Participant has reviewed with his/her own tax advisor the United States federal, state, local and non-United States tax consequences of the transactions contemplated by this Agreement (including whether or not to make a Section 83(b) election in connection with the receipt of capital interests) and that the Participant is relying solely on such advisor and not any statements or representations of Management LLC, Tower USA or any of their Affiliates or agents (including, without limitation, any statements in this Agreement or Exhibit B). The Participant acknowledges that it is the

Participant’s sole responsibility and not that of Management LLC or Tower USA, or any of their Affiliates, to file timely the election under Section 83(b) of the Internal Revenue Code of 1986, as amended, even if the Participant requests Management LLC, Tower USA or any of their respective representatives to make this filing on the Participant’s behalf.

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IN WITNESS WHEREOF, the parties hereto have executed this Tower Automotive Management, LLC Unit Sale and Purchase Agreement.

TOWER AUTOMOTIVE MANAGEMENT, LLC
BY ITS MANAGER, TOWER AUTOMOTIVE
OPERATIONS USA I, LLC

By:	/s/ Mark Malcolm
Name:	Mark Malcolm
Title:	President and CEO

MGT4VALUE, LLC

By:	/s/ Larry Schwentor
Name:	Larry Schwentor
Title:	Chief Executive Officer